Exhibit 99.1
Myriad Genetics Reports Fourth Quarter and Full-Year 2025 Financial Results;
Reiterates 2026 Financial Guidance Reflecting Strengthened Execution

Highlights

•Fourth quarter 2025 revenue of $209.8 million was consistent with fourth quarter 2024 revenue, but grew 4% year-over-year when excluding the previously discussed headwind1 of $8.1 million.
•Full year 2025 revenue of $824.5 million decreased 2% year-over-year. Excluding headwinds2, full year 2025 revenue grew 2% year-over-year.
•Drivers of fourth quarter 2025 test volume growth year-over-year include Prolaris prostate cancer test at 12%, Hereditary cancer testing at 9%, and GeneSight at 9%.
•Fourth quarter 2025 gross margin was 70.0% and in-line with third quarter 2025.
•Fourth quarter 2025 GAAP net loss of $7.9 million, or $0.08 per share, while adjusted EPS was $0.04 per share and adjusted EBITDA was $14.3 million.

SALT LAKE CITY, February 23, 2026 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its fourth quarter ended December 31, 2025, and reaffirmed its financial guidance on business performance for the full-year 2026.

1 Attributable to UNH discontinuation of coverage (commercial and managed Medicaid) of GeneSight.
2 Attributable to UNH discontinuation of coverage (commercial and managed Medicaid) of GeneSight and the divestiture of the European EndoPredict business.

"We ended 2025 with positive momentum in a number of key areas, including within the Cancer Care Continuum where we drove another quarter of high single-digit volume growth in Hereditary cancer testing year-over-year and recognized improving volume growth for our Prolaris prostate cancer test. I'm also pleased to report improving volume growth in our GeneSight mental health test. We attribute this momentum to strengthened execution across the commercial team and the enterprise overall. Prenatal testing has been uneven through 2025 but we continue to make progress and expect growth to reaccelerate in the coming quarters,” said Sam Raha, President and CEO, of Myriad Genetics. “2026 is a milestone year for Myriad Genetics, with three significant new test launches, including Precise MRD, starting with a targeted alpha launch for breast cancer expected in March 2026, and full commercial launches of our AI-enabled Prolaris prostate cancer test in partnership with PATHOMIQ expected in the second quarter of 2026, and the multiple prenatal screen test, FirstGene, expected in the second half of 2026. We are looking forward to these tests supporting clinical decisions starting in 2026 and being important components of our growth in 2027 and beyond."
Financial and Operational Highlights
•Test volumes of 382,000 in the fourth quarter of 2025 increased 2% year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended December 31,			Twelve Months Ended December 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Product volumes:
Hereditary cancer	82	75	9%	315	294	7%
Tumor profiling(1)	12	12	—%	48	53	(9)%
Prenatal	150	160	(6)%	637	666	(4)%
Mental Health	138	127	9%	537	507	6%
Total	382	374	2%	1,537	1,520	1%

(1) Tumor Profiling decreased for the twelve months ended December 31, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended December 31,			Twelve Months Ended December 31,
(in millions)	2025	2024	% Change	2025	2024	% Change
Product revenues:
Hereditary cancer	$96.8	$94.3	3%	$372.4	$364.5	2%
Tumor profiling(1)	31.5	30.8	2%	121.7	125.8	(3)%
Prenatal	44.9	44.9	—%	186.3	177.1	5%
Mental Health	36.6	40.6	(10)%	144.1	170.2	(15)%
Total	$209.8	$210.6	—%	$824.5	$837.6	(2)%

(1) Tumor Profiling decreased for the twelve months ended December 31, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•Operating expenses in the fourth quarter of 2025 were $152.5 million, decreasing $37.4 million year-over-year. Adjusted operating expenses in the fourth quarter of 2025 decreased $7.0 million year-over-year to $139.0 million, reflecting the company's commitment to disciplined cost management while maintaining investments in key strategic areas.
•Operating loss in the fourth quarter of 2025 was $5.7 million.

Cash Flow and Liquidity
Fourth quarter 2025 cash flow provided by operations was $10.6 million; adjusted operating cash flow in the fourth quarter of 2025 was $17.9 million. Capital expenditures and capitalization of internal use software costs totaled $6.0 million in the fourth quarter 2025 resulting in adjusted free cash flow of $11.9 million in the fourth quarter of 2025.

As of the end of the fourth quarter of 2025, the company had cash and cash equivalents of $149.6 million.

Business Performance and Highlights
Oncology
The Oncology business delivered revenue of $84.7 million in the fourth quarter of 2025.
•Fourth quarter 2025 hereditary cancer testing revenue in Oncology increased 2% year-over-year driven by a 9% year-over-year increase in volume.
•Fourth quarter 2025 Prolaris testing revenue grew 16% year-over-year. The company continues to make progress and intends to commercially launch its first AI-enabled prostate cancer test, in partnership with PATHOMIQ, in the first half of 2026.
•The company advanced personalized breast cancer risk assessment through the launch of the first integrated AI and genetic risk platform, developed in partnership with Clairity and MagView. The company believes this solution enhances its leadership in precision breast health.
•The company showcased nine new oncology and Molecular Residual Disease (MRD) research abstracts at the 2025 San Antonio Breast Cancer Symposium, highlighting continued progress in its precision oncology pipeline. The company believes these data reinforce the scientific strength behind the company's MRD and hereditary cancer programs and underscore Myriad Genetics’ commitment to advancing clinically meaningful innovations for patients and providers.
•In January 2026, at the 2026 American Society of Clinical Oncology (ASCO) Gastrointestinal Cancers Symposium, collaborators from the National Cancer Center Hospital East in Japan reported positive interim key outcomes from MONSTAR-SCREEN-3, a multi-center, prospective study of patients with resectable Stage I-IV colorectal cancer that incorporates Precise MRD. These outcomes include 100% baseline sensitivity and highly sensitive detection of residual disease post-surgery.

Women’s Health
The Women’s Health business delivered revenue of $88.5 million in the fourth quarter of 2025.
•Fourth quarter 2025 hereditary cancer testing revenue and volume for the unaffected population increased 3% and 11% year-over-year, respectively, demonstrating progress with implementing the company's electronic medical records (EMR) solutions and breast cancer risk assessment programs.
•Prenatal testing revenue in the fourth quarter of 2025 was stable year-over-year, while volume decreased 6% year-over-year reflecting transition dynamics following the second quarter 2025 implementation of the company's new order management system.
•The multi-site CONNECTOR study, using the company's FirstGene Multiple Prenatal Screen, continues to see meaningful progress in enrollment and the Company expects this study to support future commercial launch activities and expand capabilities in prenatal testing.

Mental Health
GeneSight test revenue was $36.6 million in the fourth quarter of 2025.
•Fourth quarter 2025 revenue continues to reflect the impact of UnitedHealthcare's discontinuation of coverage of multi-gene panel pharmacogenetic testing, including GeneSight, effective in the first quarter of 2025.
•GeneSight test volume in the fourth quarter of 2025 grew 9% year-over-year, reflecting ongoing improvement in the year-over-year volume growth through 2025.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, strategic realignment, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and their impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' full-year 2026 financial guidance*:

(in millions, except percentages)	2026 Guidance	FY 2026 Comments

Revenue	$860 - $880
Reiterate the full year 2026 revenue range. Q1’26 revenue is expected to be between $200 and $203 million, or 2% to 4% growth over Q1'25. This reflects current business trends offset by an unfavorable YOY comparison for Prenatal testing.

Expect 2H’26 revenue to be greater than 1H’26

Adjusted Gross Margin %**	68% - 69%	Gross margins expected to fluctuate quarter to quarter given product mix and pricing trends.
Adjusted EBITDA***	$37 - $49	Q1’26 adjusted EBITDA is expected to be near breakeven

*	Assumes currency rates as of February 23, 2026.
**	Adjusted Gross Margin is defined as Gross Margin plus non-cash cost of sales, such as amortization of intangible assets and share-based compensation expense, and non-recurring one-time expenses.
***	Adjusted EBITDA is defined as Net income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from strategic realignment, legal settlements, and divestitures and acquisitions.
These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Monday, February 23, 2026, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the fourth quarter of 2025. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BI5830bb581ca54ea4bd54f619ab018230. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic and precision medicine company committed to advancing health and well-being for all. Myriad Genetics develops and commercializes molecular tests that help patients and providers uncover genetic insights. Our tests assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care, support earlier detection, enable more precise treatment and contribute to lowering healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, MyChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, myGeneHistory, Health.Illuminated., RiskScore, Prolaris, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2026 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited)

	Three months ended December 31,
(in millions)	2025				2024
	WH	ONC	MH	Total	WH	ONC	MH	Total	% Change
Hereditary Cancer	$43.6	$53.2	$—	$96.8	$42.3	$52.0	$—	$94.3	3%
Tumor Profiling	—	31.5	—	31.5	—	30.8	—	30.8	2%
Prenatal	44.9	—	—	44.9	44.9	—	—	44.9	—%
Mental Health	—	—	36.6	36.6	—	—	40.6	40.6	(10)%
Total Revenue	$88.5	$84.7	$36.6	$209.8	$87.2	$82.8	$40.6	$210.6	—%

	Twelve months ended December 31,
(in millions)	2025				2024
	WH	ONC	MH	Total	WH	ONC	MH	Total	% Change
Hereditary Cancer	$164.4	$208.0	$—	$372.4	$163.1	$201.4	$—	$364.5	2%
Tumor Profiling	—	121.7	—	121.7	—	125.8	—	125.8	(3)%
Prenatal	186.3	—	—	186.3	177.1	—	—	177.1	5%
Mental Health	—	—	144.1	144.1	—	—	170.2	170.2	(15)%
Total Revenue	$350.7	$329.7	$144.1	$824.5	$340.2	$327.2	$170.2	$837.6	(2)%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, Precise Tumor, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Mental Health – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenue	$209.8	$210.6	$824.5	$837.6
Cost of revenue	63.0	59.7	247.9	252.2
Gross profit	146.8	150.9	576.6	585.4

Operating expenses:
Research and development expense	25.5	29.7	106.8	113.4
Sales and marketing expense	68.7	72.0	280.8	284.1
General and administrative expense	55.6	66.5	256.8	275.9
Legal settlements	—	(21.3)	—	(21.3)
Goodwill and long-lived asset impairment charges	2.7	43.0	319.4	56.8
Total operating expenses	152.5	189.9	963.8	708.9
Operating loss	(5.7)	(39.0)	(387.2)	(123.5)
Other income (expense):
Interest income	0.8	0.3	1.8	1.7
Interest expense	(4.4)	(0.7)	(10.5)	(2.8)
Other	0.4	0.3	0.8	1.1
Total other expense	(3.2)	(0.1)	(7.9)	—
Loss before income tax	(8.9)	(39.1)	(395.1)	(123.5)
Income tax (benefit) expense	(1.0)	3.4	(29.2)	3.8
Net loss	$(7.9)	$(42.5)	$(365.9)	$(127.3)
Net loss per share:
Basic and Diluted	$(0.08)	$(0.47)	$(3.95)	$(1.41)
Weighted average shares outstanding:
Basic and Diluted	93.3	91.1	92.6	90.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$149.6	$102.4
Trade accounts receivable	115.3	121.2
Inventory	30.6	27.5
Prepaid taxes	12.0	16.4
Prepaid expenses and other current assets	25.1	30.5
Total current assets	332.6	298.0
Operating lease right-of-use assets	49.4	55.0
Property, plant and equipment, net	114.0	117.4
Intangible assets, net	153.4	262.4
Goodwill	51.6	286.3
Other assets	5.6	8.5
Total assets	$706.6	$1,027.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30.0	$32.3
Accrued liabilities	96.9	119.0
Current maturities of operating lease liabilities	6.9	12.8
Total current liabilities	133.8	164.1
Unrecognized tax benefits	0.2	32.7
Long-term debt	119.9	39.6
Noncurrent operating lease liabilities	83.0	87.9
Other long-term liabilities	1.7	2.2
Total liabilities	338.6	326.5
Commitments and contingencies
Stockholders’ equity:
Common stock, 93.5 and 91.3 shares outstanding at December 31, 2025 and December 31, 2024, respectively	0.9	0.9
Additional paid-in capital	1,489.0	1,457.8
Accumulated other comprehensive income (loss)	0.8	(0.8)
Accumulated deficit	(1,122.7)	(756.8)
Total stockholders' equity	368.0	701.1
Total liabilities and stockholders’ equity	$706.6	$1,027.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$10.6	$6.6	$1.8	$(8.7)
Net cash used in investing activities	(6.0)	(5.9)	(27.4)	(11.9)
Net cash provided by (used in) financing activities	(8.2)	2.1	64.2	(7.4)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	0.1	(0.7)	0.8	(1.0)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(3.5)	2.1	39.4	(29.0)
Cash, cash equivalents, and restricted cash at beginning of the period	154.8	109.8	111.9	140.9
Cash, cash equivalents, and restricted cash at end of the period	$151.3	$111.9	$151.3	$111.9

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including (i) the company's full-year 2026 financial guidance, (ii) the company's continued progress in prenatal testing and expectation that prenatal testing growth will reaccelerate in the coming quarters, (iii) the company's intention to launch, and the expected timing thereof, three significant new tests, including an alpha phase launch of Precise MRD, full commercial launches of its AI-enabled Prolaris prostate cancer test and the multiple prenatal screen test, FirstGene, and (iv) the expected benefits of the CONNECTOR study. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to recent changes in the company's senior management team and the successful implementation of the company's strategic plan; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025, as well as any updates to those risk factors filed from time to time in the company’s subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of each schedule.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, if available, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP gross margin or GAAP net income (loss) because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Twelve Months Ended December 31, 2025 and 2024
(unaudited data in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Adjusted Operating Expenses
Operating Expenses	$152.5	$189.9	$963.8	$708.9
Acquisition - amortization of intangible assets(1)	(6.4)	(9.6)	(29.8)	(40.2)
Goodwill and long-lived asset impairment(2)	(2.7)	(43.0)	(319.4)	(56.8)
Equity compensation(3)	(2.6)	(10.7)	(34.1)	(48.3)
Real estate optimization(4)	—	(1.7)	(5.2)	(7.2)
Transformation initiatives(5)	—	—	—	(6.6)
Strategic realignment(6)	(2.1)	—	(12.2)	—
Legal settlements(7)	—	21.1	—	20.6
Other adjustments(8)	0.3	—	0.3	(3.5)
Adjusted Operating Expenses	$139.0	$146.0	$563.4	$566.9

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the twelve months ended December 31, 2025, consists of $319.4 million of impairment expense primarily associated with our Mental Health and Women's Health reporting units and asset groups. For the three months ended December 31, 2024, consists of $43.0 million of impairment expense for a GeneSight developed technology intangible asset. For the twelve months ended December 31, 2024, consists of $43.0 million of impairment expense for a GeneSight developed technology intangible asset and $13.8 million primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the twelve months ended December 31, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations. For the three and twelve months ended December 31, 2024, includes additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(5)	Costs related to transformation initiatives including consulting and professional fees for the twelve months ended December 31, 2024.
(6)	Costs related to strategic realignment of the company including severance and consulting fees for the three and twelve months ended December 31, 2025.
(7)	Costs related to one-time legal expenses. For the three and twelve months ended December 31, 2024, primarily includes reversal of $21.3 million related to the contingent settlement for the Ravgen litigation that is no longer considered probable.
(8)	Other one-time non-recurring adjustments for the three and twelve months ended December 31, 2025. For the twelve months ended December 31, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Adjusted Net Income(1)
Net Loss	$(7.9)	$(42.5)	$(365.9)	$(127.3)
Acquisition - amortization of intangible assets(2)	6.5	10.0	30.5	41.5
Goodwill and long-lived asset impairment(3)	2.7	43.0	319.4	56.8
Equity compensation(4)	2.8	10.9	35.2	49.8
Real estate optimization(5)	—	1.7	5.2	7.2
Transformation initiatives(6)	—	—	—	6.6
Strategic realignment(7)	2.1	—	12.2	—
Legal settlements(8)	—	(21.1)	—	(20.6)
Other adjustments(9)	(0.6)	0.8	(0.2)	3.3
Uncertain tax benefit(10)	(0.4)	—	(29.4)	—
Tax adjustments(11)	(1.3)	0.4	(1.2)	(4.8)
Adjusted Net Income	$3.9	$3.2	$5.8	$12.5

Weighted average shares outstanding:
Diluted	94.6	92.1	93.4	92.1
Adjusted Earnings Per Share
Diluted	$0.04	$0.03	$0.06	$0.14

(1)	To determine Adjusted Earnings Per Share, or adjusted EPS.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)
Expense related to goodwill and long-lived asset impairment. For the twelve months ended December 31, 2025, consists of $319.4 million of impairment expense primarily associated with our Mental Health and Women's Health reporting units and asset groups. For the three months ended December 31, 2024, consists of $43.0 million of impairment expense for a GeneSight developed technology intangible asset. For the twelve months ended December 31, 2024, consists of $43.0 million of impairment expense for a GeneSight developed technology intangible asset and $13.8 million primarily related to the sale of the EndoPredict business to Eurobio Scientific.

(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)
Costs related to real estate initiatives. For the twelve months ended December 31, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations. For the three and twelve months ended December 31, 2024, includes additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.

(6)	Costs related to transformation initiatives including consulting and professional fees for the twelve months ended December 31, 2024.
(7)	Costs related to strategic realignment of the company including severance and consulting fees for the three and twelve months ended December 31, 2025.
(8)
Costs related to one-time legal expenses. For the three and twelve months ended December 31, 2024, primarily includes reversal of $21.3 million related to the contingent settlement for the Ravgen litigation that is no longer considered probable.

(9)
Other one-time non-recurring adjustments for the three and twelve months ended December 31, 2025. For the twelve months ended December 31, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

(10)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three and twelve months ended December 31, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(11)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of December 31, 2025, a valuation allowance of $103.6 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of December 31, 2024, a valuation allowance of $64 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA
Net Loss	$(7.9)	$(42.5)	$(365.9)	$(127.3)
Acquisition - amortization of intangible assets(1)	6.5	10.0	30.5	41.5
Depreciation expense(2)	4.7	4.7	19.5	17.9
Goodwill and long-lived asset impairment(3)	2.7	43.0	319.4	56.8
Equity compensation(4)	2.8	10.9	35.2	49.8
Real estate optimization(5)	—	1.7	5.2	7.2
Transformation initiatives(6)	—	—	—	6.6
Strategic realignment(7)	2.1	—	12.2	—
Legal settlements(8)	—	(21.1)	—	(20.6)
Interest expense, net of interest income(9)	3.6	0.4	8.7	1.1
Other adjustments(10)	0.8	0.1	3.3	3.6
Uncertain tax benefits(11)	(0.4)	—	(29.4)	—
Income tax (benefit) expense(12)	(0.6)	3.4	0.2	3.8
Adjusted EBITDA	$14.3	$10.6	$38.9	$40.4

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Depreciation expense excludes depreciation included in real estate optimization of $0.3 million and $1.6 million for the three and twelve months ended December 31, 2024, respectively.
(3)	Expense related to goodwill and long-lived asset impairment. For the twelve months ended December 31, 2025, consists of $319.4 million of impairment expense primarily associated with our Mental Health and Women's Health reporting units and asset groups. For the three months ended December 31, 2024, consists of $43.0 million of impairment expense for a GeneSight developed technology intangible asset. For the twelve months ended December 31, 2024, consists of $43.0 million of impairment expense for a GeneSight developed technology intangible asset and $13.8 million primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)	Costs related to real estate initiatives. For the twelve months ended December 31, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations. For the three and twelve months ended December 31, 2024, includes additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(6)	Costs related to transformation initiatives including consulting and professional fees for the twelve months ended December 31, 2024.
(7)	Costs related to strategic realignment of the company including severance and consulting fees for the three and twelve months ended December 31, 2025.
(8)	Costs related to one-time legal expenses. For the three and twelve months ended December 31, 2024, primarily includes reversal of $21.3 million related to the contingent settlement for the Ravgen litigation that is no longer considered probable.
(9)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(10)
Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in the Adjusted Net Income table above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations.

(11)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three and twelve months ended December 31, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(12)	Derived from income tax (benefit) expense from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described above in Note 11 above.

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Adjusted operating and free cash flow
Net cash provided by (used in) operating activities	$10.6	$6.6	$1.8	$(8.7)
Real estate optimization(1)	0.5	2.7	9.2	14.4
Transformation initiatives(2)	—	—	—	6.6
Strategic realignment(3)	6.8	—	10.9	—
Legal settlements(4)	—	6.1	—	6.7
Contingent consideration payment(5)	—	—	—	5.8
Other adjustments(6)	—	—	0.2	3.5
Adjusted operating cash flow	$17.9	$15.4	$22.1	$28.3
Capital expenditures(7)	(4.7)	(3.6)	(15.6)	(19.0)
Capitalization of internal-use software costs (7)	(1.3)	(2.3)	(11.8)	(10.7)
Adjusted free cash flow	$11.9	$9.5	$(5.3)	$(1.4)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)	Transformation initiatives includes the cash paid for those costs in the related periods.
(3)	Strategic realignment includes the cash paid for those costs for the three and twelve months ended December 31, 2025.
(4)	The cash flow effect of legal expense in the related period.
(5)	The payment of contingent consideration related to the previous acquisition of Sividon Diagnostics GmbH.
(6)	The cash flow effect of executive personnel changes and severance for the twelve months ended December 31, 2024.
(7)	Derived from the Condensed Consolidated Statements of Cash Flows.